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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Affiliated Computer Services, Inc. of our report dated October 12, 2000 relating to the financial statements of the ACS Desktop Solutions, Inc. 401(K) Profit Sharing Plan, which appears in this Form 11-K.

/s/ Salmon, Beach & Company, P.C.

Dallas, Texas
May 30, 2001